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                                                                   Exhibit 10.10

                               [CAMTEK LETTERHEAD]

To:

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                            LETTER OF INDEMNIFICATION

1.       UNDERTAKING OF INDEMNIFICATION - GENERAL

         1.1 We hereby inform you that Audit Committee, the Board of Directors, and the General Meeting of the Company resolved, on March 9, 2000, to grant an undertaking of indemnification to the office holders of the Company.

         1.2 In your capacity as an Office Holder of the Company and in accordance with aforementioned resolutions, the Company undertakes to indemnify you with respect to any liability or expense impose d upon you as a result of an Action taken by you in your capacity as an Office Holder in the Company, in accordance with and subject to the provisions set forth below.

         1.3 Terms not defined in this Letter of Indemnification shall have the meanings assigned to them in the Companies Law, 5759-1999 (hereinafter: the "COMPANIES LAW").

         1.4 This Letter of Indemnification and the undertakings of the Company hereunder are subject to the provisions of the Companies Law regarding the indemnification of Office Holders.

2.       THE SUBSTANCE OF THE INDEMNIFICATION

         2.1 The Company shall indemnify you with respect to a liability or expense imposed upon you as a result of an Action, including an omission, made or taken by you in your capacity as an Office Holder in the Company, including such an Action or omission in a subsidiary or affiliated company of the Company, as follows:

                  (a) A financial liability imposed upon you in favor of another person in a judgement, including a judgement given by way of compromise, or an arbitration award approved by the court;

                  (b) Reasonable litigation expenses, including legal fees, incurred by you or imposed upon you by a court, in a claim filed against you by the Company or on the Company's behalf, or by another person, or in connection with a criminal charge of which you have been acquitted, or a criminal charge which does not require proof of MENS REA.
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         2.2      Notwithstanding the aforesaid, you will not be indemnified with respect to:

                  (a) a breach of fiduciary duty, except where you have acted in good faith and with reasonable grounds to assume that your Actions would not adversely affect the Company;

                  (b) a breach of the duty of care committed intentionally or recklessly;

                  (c) an Action taken with the intention of making an unlawful profit; or

                  (d) any fine or administrative pecuniary punishment imposed upon you.

3.       THE AMOUNT OF INDEMNIFICATION

         3.1 The amount of indemnification shall be up to US $25,000,000 (twenty-five million US dollars)(hereinafter: the "MAXIMUM INDEMNIFICATION AMOUNT").

         3.2 To remove any doubt, it is hereby clarified that the Maximum Indemnification Amount is the maximum amount of indemnification for all of the Office Holders of the Company together, whether with respect to the same cause or a number of causes, and such amount will be allocated amongst them in accordance with the chronological order in which the suits and/or claims, with respect to which indemnification is to be granted, where filed, up to said Maximum Indemnification Amount.

         3.3 The indemnification amount actually paid sill be limited to those amounts not covered by the Company's directors and officers insurance policy, and/or not actually paid, and you will not be entitled to payment from the Company for damages with respect to which you have already received payment from an insurer and/or the Company and/or any other.

         3.4 Subject to the aforesaid, the indemnification will be provided in each individual case for all amounts incurred by you with respect to events to which the indemnification applies.

4.       CATEGORIES OF EVENTS TO WHICH THE INDEMNIFICATION APPLIES

         The indemnification shall apply to such liabilities as aforesaid, arising from one or more of the following events:

         4.1 an offer and/or issuance of securities of the Company to the public and/or to certain persons, under a prospectus or in a private placement, including the planned offering and the prospectus to be published in Nasdaq, and the content of documents for the performance thereof;
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         4.2      actions and/or reports arising from the Company's status as a
                  "public company" whose shares have been offered to the public and area traded on Nasdaq in the United States, or in any other exchange;

         4.3 resolutions and/or actions regarding the management of the Company's business;

         4.4      resolutions and/or actions regarding the environment;

         4.5 resolutions and/or actions regarding patents, models, trademarks or other intellectual property, and/or infringement thereupon;

         4.6 resolutions and/or actions regarding investments in the Company and/or the acquisition of assets, including the acquisition of companies and/or businesses and/or the investment of funds in tradeable securities and/or in any other manner;

         4.7      resolutions and/or actions concerning labor relations;

         4.8 resolutions and/or actions regarding agreements of the Company with others, including for example: customers, suppliers, contractors, etc.;

         4.9 resolutions and/or actions concerning subsidiaries and/or affiliated companies, including resolutions and/or actions as Office Holders in such subsidiaries and/or affiliated companies;

         4.10 a pecuniary liability to a third party due to the distribution of a dividend;

         4.11 resolutions and/or actions concerning the provisions of an opinion with respect to a tender offer, or any other action concerning and/or related to a tender offer;

         4.12     resolutions and/or actions concerning a merger; and

         4.13 resolutions and/or actions concerning the approval of transactions with Office Holders and/or controlling persons.

MISCELLANEOUS

5. In the event that a legal proceeding is commenced against you, or there exists a threat or concern that such a proceeding shall be commenced, the Company will make available to you, in advance and on account, such amounts as shall be estimated by the Company to cover those reasonable legal expenses, including attorneys' fees, to which you are entitled, unless the Company shall take upon itself to manage the proceedings as provided hereinbelow.

6. In any event in which you are entitled to indemnification, such indemnification shall be subject to the following conditions:
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         6.1      You shall inform the Company of any legal proceedings
                  commenced against you and of any threat or concern that such proceedings are about to be commenced against you, as soon as you have first become aware of such commencement, threat or concern; and you shall provide the Company or to whomever the Company shall indicate, without delay, any document delivered to you and any information brought to your attention in connection with such proceedings.

                  Furthermore, you must keep the Company informed at all times with respect to events which raise concerns that they will cause legal proceedings to be commenced against you.

         6.2 The Company shall be entitled to take upon itself the handling of said legal proceeding and/or to place the handling in the hands of any attorney selected by the Company for such purpose, other than an attorney to whom you shall object on reasonable grounds, in which case another attorney shall be selected by the Company. The Company and or the attorney selected by its as aforesaid shall be entitled to act exclusively and to bring the proceedings to a close, as they see fit.

                  At the request of the Company, you shall sign any document empowering the Company and/or said attorney to handle on your behalf the defense in such proceedings and to represent you in all related matters, as aforesaid.

                  To remove any doubt, it is clarified that the Company and/or said attorney shall not be entitled, in the framework of a criminal proceeding, to plead guilty on your behalf or to agree to any plea bargain, without your consent. Furthermore, neither the Company nor said attorney shall be entitled, in the framework of a civil proceeding, to admit on you behalf (whether in court or in the framework of a settlement), the existance of any of the events for which you are not entitled to indemnification under this Indemnification Letter or under law, without your consent. However, nothing in the aforesaid shall be construed to prevent the Company, or said attorney with the approval of the Company, from reaching a monetary settlement with a plaintiff in a civil suit without your consent, provided only that such settlement shall not involve any admission of the existence of any of the events for which you are not entitled to indemnification under this Indemnification Letter or under law.

         6.3 You will fully cooperate with the Company and/or with any attorney as aforesaid, in every reasonable way as requested of you by either of them, in the framework of their handling of said legal proceedings, provided however that the Company shall cover all expenses that shall arise from such cooperation, so that you shall not be required to pay or to finance such expenses yourself.

         6.4 The Company shall not be required to indemnify you as aforesaid for any amount paid by you in accordance with the terms of a settlement reached in a lawsuit, claim, or any other proceeding, if it has not given its prior written consent to the settlement.
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         6.5      You shall neither admit to nor accept liability for an Action with respect to which you are entitled to indemnification under this Indemnification Letter, without the prior written consent of the Company.

7. In the event that any action, resolution, approval, or any other or further procedure shall be required in order to give force and/or effect to any of the above undertakings, the Company shall undertakes to cause same to be taken, adopted, given and/or made, as applicable, such that all its above undertakings shall have full force and effect.

8. Your rights under this Letter of Indemnification may not be assigned or transferred. Notwithstanding the above, the indemnification under this Letter shall inure also to the benefit of your estate

9. This Letter of Indemnification shall be governed by the laws of the State of Israel. The competent courts of the State of Israel shall have exclusive jurisdiction, and no forum outside of Israel shall have any jurisdiction, over all matters in connection with this Letter of Indemnification, including its validity, construction, extent or cancellation.

                                                   Sincerely,

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                                                   Camtek Ltd.